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                                                                  EXHIBIT (a)(4)

                             ARTICLES SUPPLEMENTARY

                         PILGRIM INVESTMENT FUNDS, INC.

      Pilgrim Investment Funds, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Corporation is authorized to issue five hundred million (500,000,000) shares of Common Stock, $0.10 par value per share, with an aggregate par value of $50 million which have been previously classified as follows: eighty million (80,000,000) shares of authorized but unissued Pilgrim MagnaCap Fund series Class A Common Stock; eighty million (80,000,000) shares of authorized but unissued Pilgrim MagnaCap Fund series Class B Common Stock; forty million (40,000,000) shares of authorized but unissued Pilgrim MagnaCap Fund series Class C Common Stock; forty million (40,000,000) shares of authorized but unissued Pilgrim MagnaCap Fund series Class M Common Stock; eighty million (80,000,000) shares of authorized but unissued Pilgrim High Yield Fund series Class A Common Stock; eighty million (80,000,000) shares of authorized but unissued Pilgrim High Yield Fund series Class B Common Stock; forty million (40,000,000) shares of authorized but unissued Pilgrim High Yield Fund series Class C Common Stock; forty million (40,000,000) shares of authorized but unissued Pilgrim High Yield Fund series Class M Common Stock; and twenty million (20,000,000) shares of authorized but unissued Pilgrim High Yield Fund series Class Q Common Stock. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

      SECOND: The Board of Directors hereby reclassifies twenty million (20,000,000) shares of the authorized but unissued shares of Pilgrim MagnaCap Fund series Class C Common Stock as twenty million (20,000,000) shares of authorized but unissued Pilgrim MagnaCap Fund series Class Q Common Stock.

      THIRD: The Board of Directors hereby reclassifies thirty-five million (35,000,000) shares of the authorized but unissued shares of Pilgrim MagnaCap Fund series Class M Common Stock, twenty million (20,000,000) shares of the authorized but unissued shares of Pilgrim High Yield Fund series Class C Common Stock and thirty-five million (35,000,000) shares of the authorized but unissued shares of Pilgrim High Yield Fund series Class M Common Stock as ninety million (90,000,000) shares of Common Stock without further classification or designation.

      FOURTH: The shares of Class Q Common Stock of Pilgrim MagnaCap Fund series (the "Fund") classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as currently set forth in Article FIFTH of the charter of the Corporation and those set forth as follows:

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            (a) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. and reflected in the registration statement of the Fund, current as of the time such shares are issued, shares of Class Q Common Stock of the Fund may be automatically converted into shares of another class of capital stock of the Fund based on the relative net asset value of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) and reflected in such current registration statement relating to the Fund as aforesaid.

      FIFTH: The Board of Directors of the Corporation has classified and designated the shares described above pursuant to authority contained in the Corporation's charter.

      The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under penalties of perjury.

      IN WITNESS WHEREOF, Pilgrim Investment Funds, Inc. has caused these Articles Supplementary to be signed and filed in its name and on its behalf by its President, and witnessed by its Secretary on November 16, 1999.

                                              PILGRIM INVESTMENT FUNDS, INC.

                                              By: /s/ Robert W. Stallings
                                                  ------------------------------
                                                  Robert W. Stallings
                                                  President

ATTEST:

/s/ James M. Hennessy
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James M. Hennessy
Secretary